Exhibit 99.1

For Immediate Release

May 12, 2003

Contacts:
Ronald W. Rudolph	The Ruth Group
EVP, Finance and Chief Financial Officer	Jeffrey Goldberger
On Assignment, Inc.	(646) 536-7033 or
(818) 878-7900	Jill Meleski
(646) 536-7032

CORRECTION-SELECTED CONSOLIDATED BALANCE SHEET DATA

On Assignment, Inc. 2003 First Quarter Results

Calabasas, CA, May 12, 2003 — On Assignment, Inc. (Nasdaq: ASGN) today issued a correction to the Selected Consolidated Balance Sheet Data included in its May 6, 2003 press release for the first quarter ended March 31, 2003.  This correction, detailed further below, does not impact either the Consolidated Statements of Income or the other Supplemental Financial Information included in the May 6, 2003 press release.

The consolidated balance sheet data in the May 6, 2003 release incorporated overstatements of Income Taxes Receivable of $2,631,000, Long-term Deferred Tax Assets of $494,000 and Long-term Deferred Tax Liabilities of $3,125,000.  The impact on Working Capital, Total Assets and Long-term Liabilities is reflected in the following table.

(Unaudited)

(In thousands of dollars)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of March 31,
	CORRECTED	REPORTED
	May 12, 2003	May 6, 2003
	2003	2003	2002
Cash, Cash Equivalents and Marketable Securities	$29,488	$29,488	$99,776
Accounts Receivable, less allowances	35,009	35,009	21,665
Working Capital	52,734	55,365	113,532
Total Assets	216,959	220,084	132,901
Current Liabilities	17,859	17,859	11,785
Long-term Liabilities	2,008	5,133	—
Stockholders’ Equity	197,092	197,092	121,116

Safe Harbor

Except for strictly historical information contained herein, statements contained in this news release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the effectiveness of On Assignment’s cost containment measures, the implementation of its long-term strategy, its positioning for future success and other statements regarding On Assignment’s expectations, beliefs, hopes, intentions or strategies regarding the future.  All forward-looking statements included in this news release are based upon information available to On Assignment as of the date hereof.  Actual results could differ materially from On Assignment’s current expectations contained in such forward-looking statements.  Factors that could cause or contribute to such differences include general economic and business conditions, quarterly fluctuations in On Assignment’s results of operations, On Assignment’s ability to attract, train and retain qualified Staffing Consultants, On Assignment’s ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professional employees, the integration of acquired operations, management of growth, and other risks detailed from time to time in On Assignment’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003.  On Assignment specifically disclaims any intention or duty to update any forward-looking statements contained in this news release.

About On Assignment

On Assignment is a leading international science and healthcare temporary staffing company providing services in laboratory support, nursing, allied healthcare and medical-financial staffing.  The corporate headquarters and Lab Support Division are located in Calabasas, California.  The Healthcare Staffing Division, that offers nursing, allied, clinical lab and administrative/clerical temporary professional employees, operates out of centralized operations in Cincinnati, Ohio.

On Assignment was founded in 1985 as On Assignment/Lab Support and went public in 1992.  In 2002 the company was again recognized by Forbes Magazine as one of the 200 Best Small Companies in America, recognition it has received for a record ten consecutive years.  The company’s branch network encompasses 85 operational markets across the United States, the United Kingdom, the Netherlands and Belgium.  On Assignment, Inc. common stock is traded on the Nasdaq Stock Market under the symbol ASGN.